EXHIBIT G

                                  ENERSHOP, INC.
                    Schedule of Hours Spent in Support of Enershop
                               At December 31, 1995

                                                                  Hours
Associated Company                                               Rendered
CSW Services, Inc.                                                 2,587
(Wholly owned subsidiary of CSW)